Exhibit 10.4

PROMISSORY NOTE	17th May 2010

DEBTOR	Encorium Oy
Keilaranta 10
Fin-02150 ESPOO
Finland
(hereinafter ”Debtor”)

CREDITOR	Ilari Koskelo
Peräsintie 11, 00980 Helsinki
(hereinafter ”Creditor”)

Debtor and Creditor have agreed as follows:

TRANSACTION	Debtor borrows 200.000 € (two hundred thousand euros) from Creditor. Debtor agrees to pay the principal, interest and possible interest for delay to Creditor.

INTEREST RATE	Five per cent (5.0%) per annum on the unpaid principal until 31 August 2010 and seven per cent (7.0%) % per annum on the unpaid principal from 1 September 2010 onwards.

REPAYMENT SCHEDULE The principal will be paid to Creditor on demand after 1 September 2010 in one instalment or according to a separately agreed payment schedule. The interest will be paid quarterly beginning 1 September 2010.

APPLICABLE LAW	This Agreement shall be governed and construed in accordance with the laws of Finland, except with respect to its choice of law provisions.

DISPUTE RESOLUTION
The Parties to this Agreement commit themselves to solving all their disputes amicably through negotiation. In case such an amicable commitment failed, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof shall be finally settled by arbitration in accordance with the Arbitration Rules of the Finnish Central Chamber of Commerce. Should the Parties fail to agree on an arbitrator within fourteen (14) days of receipt of the other Party's written request, the Board of Arbitration of the Finnish Central Chamber of Commerce of Helsinki will designate an arbitrator. The arbitration procedure shall be held in the English language in Helsinki, Finland.

COPIES	This agreement exists as two (2) original copies, one for each of the parties.

This Agreement is effective as of the date of signature of both parties.

IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives.

CREDITOR	DEBTOR

By: /s/ Ilari Koskelo	By: /s/ Tomas Granqvist

Name: Ilari Koskelo	Name: Tomas Granqvist

Title: Chief Financial Officer